SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): September 24, 2012

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-33393	94-3306718
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2012, Northwest Biotherapeutics, Inc. (the “Company”) filed a Certificate of Amendment to its Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware, pursuant to which (i) the number of authorized shares of the Company’s blank check preferred stock increased from 20,000,000 to 40,000,000, and (ii) effective September 25, 2012, the Company effected a one-for-sixteen reverse split of its issued and outstanding common stock. The reverse split will not change the number of authorized shares of the Company’s common stock. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On September 26, 2012, the Company issued a press release announcing that on September 25, 2012 at 5:00 p.m. EDT it effected a one (1) for sixteen (16) reverse split of its issued and outstanding common stock (the “Reverse Split”) as a first step in a planned public offering of up to $25 million and listing of its common stock on the NASDAQ Capital Market. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Seventh Amended and Restated Certificate of Incorporation of Northwest Biotherapeutics, Inc.

99.1	Press Release of Northwest Biotherapeutics, Inc. dated September 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Dated: September 26, 2012	By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer and Chairman